UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

CATALINA LIGHTING, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CATALINA LIGHTING, INC.

18191 N.W. 68th Avenue

Miami, Florida 33015

January 26, 2004

Dear Catalina Lighting Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Catalina Lighting, Inc. to be held on Thursday, February 26, 2004, at 11:00 a.m. (local time) at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida.

The Annual Meeting will include a discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement. Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully.

Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Meeting.

We look forward to seeing you on February 26, 2004.

Sincerely,

/s/ ROBERT VARAKIAN

Robert Varakian

President and Chief Executive Officer

CATALINA LIGHTING, INC.

18191 N.W. 68th Avenue

Miami, Florida 33015

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 26, 2004

Notice is hereby given that the Annual Meeting of Shareholders of Catalina Lighting, Inc., a Florida corporation (the “Company”), will be held on February 26, 2004 at 11:00 a.m. (local time) at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida 33486, for the following purposes:

1.	To elect ten persons to the Company’s Board of Directors to hold office until their respective terms of office shall expire and until their respective successors are duly elected and qualified;

2.	To ratify the selection of Grant Thornton LLP as the Company’s auditors for the fiscal year ending September 30, 2004; and

3.	To transact such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.

Our Board of Directors (“Board”) has fixed the close of business on January 22, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Our Board is soliciting the enclosed proxy. Please carefully read the accompanying Proxy Statement for more information regarding the business to be transacted at the Annual Meeting. You will also find enclosed our Annual Report for the fiscal year ended September 30, 2003.

For at least ten days before the Annual Meeting, we will make available, during normal business hours, a complete list of the shareholders entitled to vote at the Annual Meeting. You may examine the list for any purpose germane to the Annual Meeting. The list will be available at our offices, located at 18191 N.W. 68th Avenue, Miami, Florida 33015. The list will also be available during the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly. You are cordially invited to attend the Annual Meeting in person. Returning the proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

By Order of the Board of Directors,

/s/ STEPHEN G. MARBLE

Stephen G. Marble
Acting Chief Financial Officer and Secretary

Miami, Florida

January 26, 2004

YOUR VOTE IS IMPORTANT

WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. WE HAVE ENCLOSED FOR YOUR CONVENIENCE A RETURN ENVELOPE. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. GIVING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

CATALINA LIGHTING, INC.

18191 N.W. 68TH AVENUE

MIAMI, FLORIDA 33015

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

February 26, 2004

GENERAL INFORMATION

We are furnishing this Proxy Statement to shareholders of Catalina Lighting, Inc., a Florida corporation (the “Company”), in connection with our Board’s solicitation of proxies for use at our 2004 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida, on February 26, 2004 at 11:00 a.m. (local time). The purpose of the Annual Meeting is to elect ten persons to the Board of Directors (“Board”), to ratify the appointment of the Company’s auditors, and to transact such other business as may properly come before the Annual Meeting.

As of the close of business on January 22, 2004 (the “Record Date”), we had outstanding 4,305,273 shares of common stock, par value $.01 per share (the “Common Stock”). We are mailing this Proxy Statement and the proxy card in the accompanying form on or about January 29, 2004 to shareholders of record as of the close of business on the Record Date. We have also enclosed our Annual Report for the fiscal year ended September 30, 2003 (“Fiscal 2003”) (which does not form a part of the proxy solicitation material). The Annual Report includes consolidated financial statements for Fiscal 2003.

You are urged to sign, date and promptly mail the enclosed proxy card in the addressed envelope provided, which requires no postage in the United States.

PROXIES, QUORUM, AND TABULATION OF VOTES

Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. The shares represented by your proxy will be voted at the Annual Meeting in accordance with the choices you make on the proxy. If you return a proxy card but do not specify any choices, the shares represented by the proxy will be voted FOR the director nominees chosen by our Board and FOR the ratification of the appointment of Grant Thornton LLP as our auditors. So far as we presently know, there is no other business to be transacted at the Annual Meeting. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, the persons named in the proxy will vote on these matters in accordance with their discretion.

Shares which are present or represented by proxy at the Annual Meeting will be counted for quorum purposes, regardless of whether the holder of the shares or proxy fails to vote (“abstentions”) or whether a broker with discretionary authority fails to exercise its discretionary authority to vote (“broker non-votes”). However, if a broker or nominee limits on the proxy card the number of shares voted or indicates that the shares represented by the proxy card are not voted, any “non-votes” will not be voted and will not be counted as affirmative votes.

If you give a proxy in response to this solicitation, you have the power to revoke it at any time before it is voted by taking any of the following actions: filing a written notice of revocation with our Secretary at our principal executive offices; filing a properly executed proxy showing a later date with our Secretary at our principal executive offices; or attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not, by itself, revoke a proxy).

Our Amended and Restated By-laws (the “Bylaws”) provide that the holders of a majority of the shares of stock entitled to vote at the Annual Meeting must be present in person or represented by proxy to constitute a quorum for the transaction of any business at the Annual Meeting. Accordingly, the presence of 2,152,637 shares, in person or represented by a properly signed and returned proxy, will constitute a quorum. Our Secretary will tabulate votes at the Annual Meeting.

On April 8, 2002, we effected a one-for-five reverse stock split of our Common Stock. All historical information in this Proxy Statement relating to our Common Stock, share prices, options, and similar matters from prior to April 8, 2002 has been restated retroactively for the reverse stock split.

MATTERS TO COME BEFORE THE ANNUAL MEETING

Proposal No. 1

ELECTION OF DIRECTORS

We will elect ten directors at the Annual Meeting. The Bylaws provide that each director is to hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified or until his earlier death, resignation or removal. Our Board has nominated Kevin J. Calhoun, C. Deryl Couch, C. Daryl Hollis, Michael H. Kalb, Rodger R. Krouse, Marc J. Leder, George R. Rea, Patrick J. Sullivan, Clarence E. Terry, and Robert Varakian, each of whom is presently a member of the Board, for election as directors at the Annual Meeting. All of the nominees have consented to be named as nominees and to serve if elected.

Unless you withhold authority to vote for these persons, it is intended that your proxy will be voted FOR the election of the ten nominees. If on the date of the Annual Meeting one or more of the nominees are for any reason not able to serve, your proxy will be voted for the election of such substitute nominee or nominees as the Board shall designate.

Information about the nominees is set forth below.

Name	Director Since	Principal Occupation or Employment; Directorships; Age
Kevin J. Calhoun	2001	Vice President of the Company since July 2001 and Senior Vice President of Sun Capital Partners, Inc. (a private investment firm) since July 2000; Chief Financial Officer of FryeTech, Inc. (a manufacturer of coated papers, specialty inks and MICR-encoded ribbon products) from September 1998 to June 2000; Chief Financial Officer and Controller of The Panda Project, Inc. (a technology company) from September 1996 to August 1998; Director of Northland Cranberries, Inc., LOUD Technologies, Inc., and a number of private companies; Age 43.

C. Deryl Couch	2001	Vice President and Assistant Secretary of the Company since July 2001 and Senior Vice President and General Counsel of Sun Capital Partners, Inc. (a private investment firm) since May 2000; Deputy General Counsel of UniCapital Corporation (a specialty finance company) from June 1998 to May 2000; Shareholder of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. (a full-service law firm) from 1995 to June 1998; Director of LOUD Technologies, Inc., One Price Clothing Stores, Inc., and a number of private companies; Age 42.

Name	Director Since	Principal Occupation or Employment; Directorships; Age
C. Daryl Hollis	2002	Independent business consultant since 1998; Executive Vice President and Chief Financial Officer of The Panda Project, Inc. (a technology company) from 1996 to 1998; Director of Northland Cranberries, Inc. and LOUD Technologies, Inc.; Age 59.

Michael H. Kalb	2001	Vice President of the Company since July 2001 and Principal of Sun Capital Partners, Inc. (a private investment firm) since March 1999; Vice President of UniCapital Corporation (a specialty finance company) from May 1998 to February 1999; consultant from January 1998 to May 1998; investment banker with Goldsmith Agio Helms (an investment banking company) from June 1993 to December 1997; Director of a number of private companies; Age 33.

Rodger R. Krouse	2001	Vice President of the Company since July 2001 and Managing Director of Sun Capital Partners, Inc. (a private investment firm) since May 1995; Director of Northland Cranberries, Inc., LOUD Technologies, Inc., One Price Clothing Stores, Inc., SAN Holdings, Inc., and a number of private companies; Age 42.

Marc J. Leder	2001	Vice President of the Company since July 2001 and Managing Director of Sun Capital Partners, Inc. (a private investment firm) since May 1995; Director of Northland Cranberries, Inc., LOUD Technologies, Inc., One Price Clothing Stores, Inc., SAN Holdings, Inc., and a number of private companies; Age 42.

George R. Rea	2001	Independent business consultant since 1994; Director of Northland Cranberries, Inc. and LOUD Technologies, Inc.; Age 65.

Patrick J. Sullivan	2001	Retired business executive since 1999; Vice President of Merchandising for the Components and Peripherals Division of Digital Equipment Corporation (a computer company) from 1993 to 1999; Director of Northland Cranberries, Inc. and a number of non-profit charitable organizations; Age 48.

Clarence E. Terry	2001	Vice President since July 2001 and Managing Director of Sun Capital Partners, Inc. (a private investment firm) since September 1999; Vice President of Rain Bird Sprinkler Manufacturing Corporation (a leading irrigation manufacturer) from October 1973 to September 1999; Director of Northland Cranberries, Inc., LOUD Technologies, Inc., One Price Clothing Stores, Inc., SAN Holdings, Inc., and a number of private companies; Age 57.

Robert Varakian	2002	President and Chief Executive Officer of the Company since November 2002; President of Lectrix LLC (a company he founded in 2000, that focuses on small, unique patented, electric kitchen items) from January 2000 to November 2002; President of Ekco Housewares (a division of Ekco Group) from 1997 to 1999; Age 48.

Six of the nominees are employed by Sun Capital Partners, Inc. In particular, Messrs. Krouse, Leder, and Terry are Managing Directors, Mr. Couch is Senior Vice President and General Counsel, Mr. Calhoun is a Senior Vice President and Mr. Kalb is a Principal of Sun Capital Partners, Inc. Sun Capital Partners, Inc. is an affiliate of Sun Catalina Holdings, LLC (“Sun Catalina”), our majority shareholder. Please see “Certain Relationships and Related Transactions” below regarding our business relationships with affiliates of this shareholder.

Meetings and Committees of the Board of Directors

We are a “controlled company” as defined in Rule 4350(c)(5) of the NASDAQ Marketplace Rules because more than 50% of our voting power is held by Sun Catalina and its affiliates. Please see “Beneficial Ownership of Common Stock” below. Therefore, we are exempt from the requirements of Rule 4350(c) with respect to the Company having a majority of independent directors on the Board, the compensation and nominating committees being composed solely of independent directors, the compensation of the executive officers being determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and director nominees being selected or recommended for the Board’s selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors.

Our Board held three meetings in Fiscal 2003 and also took action by unanimous written consent on four occasions during the year. All directors attended at least 75% of the total number of meetings of the Board and the committees on which they served during Fiscal 2003. The Board has two principal committees: a Compensation and Stock Option Committee; and an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We do not have a standing nominating committee at this time. As a controlled company, the NASDAQ Marketplace Rules do not require us to have a standing nominating committee and the Board believes that it is not necessary or appropriate to have such a committee. Nominations of directors are made by our full Board, with the advice of our majority shareholder, Sun Catalina. While the Board will consider nominees recommended by shareholders, it has not actively solicited recommendations from shareholders. Nominations by shareholders should be submitted to the Secretary of the Company and must comply with certain procedural and informational requirements set forth in the Company’s Bylaws. Please see “2005 Shareholder Proposals” below.

Our Compensation and Stock Option Committee is responsible for developing our executive compensation strategy and for administering the policies and programs that implement this strategy. This Committee held two meetings and also took action by unanimous written consent on three occasions during Fiscal 2003. Its current members are Mr. Terry, as Chairman, Mr. Calhoun, and Mr. Rea.

Our Audit Committee selects the firm to serve as the independent auditors to audit our financial statements and to perform other audit-related services. In addition, this Committee reviews the scope and results of the audits that are conducted by the independent auditors, reviews interim and year-end results with management, and considers the adequacy of our internal accounting procedures. The Audit Committee met five times during Fiscal 2003. Its current members are Mr. Hollis, as Chairman, Mr. Rea, and Mr. Sullivan, all of whom are (i) independent directors, as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. Our Board of Directors has determined that all three members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ Marketplace Rules and Mr. Hollis qualifies as the “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”). In November 2002, the Audit Committee adopted a revised written charter. A copy of the revised charter is attached as Appendix A to the proxy statement for the 2003 annual meeting of shareholders filed with the SEC on January 27, 2003.

Other Information about our Board of Directors

We provide an informal process for security holders to send communications to our Board. Security holders who wish to contact the Board or any of its members may do so by writing to Catalina Lighting, Inc., 18191

N.W. 68th Avenue, Miami, Florida 33015. Correspondence directed to an individual Board member is referred, unopened, to that member. Correspondence not directed to a particular Board member is referred, unopened, to Mr. Varakian.

Although we do not have a policy with regard to Board members’ attendance at our annual meetings of shareholders, all of the directors are encouraged to attend such meetings. Three of the Company’s directors were in attendance at the Company’s 2003 Annual Meeting.

Vote Required

Only affirmative votes are counted in the election of directors. Under applicable Florida law and our Bylaws, directors are to be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, the ten nominees for election as directors who receive the highest number of votes cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

The Board of Directors unanimously recommends a vote FOR each of the nominees listed above.

Proposal No. 2

RATIFICATION OF AUDITORS

Change of Accountants

On May 1, 2002, the Board approved the engagement of Grant Thornton LLP (“Grant Thornton”) as our independent auditors for the fiscal year ended September 30, 2002, to replace the firm of Deloitte & Touche LLP (“Deloitte”), who were dismissed, by action of our Board, as our auditors, effective April 29, 2002.

The report of Deloitte on our consolidated financial statements for the fiscal year ended September 30, 2001, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of our consolidated financial statements for the fiscal years ended September 30, 2001 and 2000, and in the subsequent unaudited interim period from October 1, 2001 through April 29, 2002, there were no disagreements with Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in their reports. In addition, during the two most recent fiscal years prior to April 29, 2002 and through April 29, 2002, there were no reportable events, as described in paragraph (a)(1)(v) of Regulation S-K.

During the fiscal years ended September 30, 2001 and 2000 and during the subsequent interim period prior to engaging Grant Thornton, neither we nor any person on our behalf consulted with Grant Thornton regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements. In addition, we did not consult Grant Thornton as to any matter that was either the subject of a disagreement, as defined in Instruction 4 of Item 304 of Regulation S-K, or a reportable event, as described in paragraph (a)(1)(v) of Regulation S-K, during the two most recent fiscal years and through April 29, 2002.

As required by the rules of the SEC, we filed a current report on Form 8-K on May 2, 2002, to report the change in our accountants. We also provided Deloitte a copy of our disclosure describing the change of accountants in the current report on Form 8-K. As also required by the rules of the SEC, we requested Deloitte to furnish to us a letter addressed to the SEC indicating whether or not it agreed with the statements made by us in the Form 8-K in response to Item 304 of Regulation S-K. Deloitte provided such a letter and in the letter indicated that it agreed with our statements concerning Deloitte in the Form 10-K. The letter was filed as an exhibit to the Form 8-K.

There were no disagreements with Grant Thornton related to the audits for the years ended September 30, 2003 and 2002.

Ratification of Appointment

Our Audit Committee has appointed Grant Thornton as independent auditors to make an examination of the accounts of the Company and our subsidiaries for the fiscal year ending September 30, 2004. Grant Thornton has served as our auditors since May 2002. Although shareholder approval is not required, the Audit Committee, and the Board as a whole, desire to obtain shareholder ratification of this appointment. If the appointment is not ratified at the Annual Meeting, the Audit Committee will review its future selection of auditors.

Vote Required

Under applicable Florida law and our Bylaws, the proposal to ratify the appointment of Grant Thornton will be approved by the shareholders if it receives the approval of a majority of the votes cast. Abstentions are not votes cast “for” or “against” the proposal and accordingly are not counted in determining whether we have obtained the required vote for ratification.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP.

FURTHER INFORMATION

BENEFICIAL OWNERSHIP OF COMMON STOCK

Under the rules of the SEC, a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered beneficially owned under the SEC’s rules.

Management

Our current and former executive officers named in the Summary Compensation Table below, our directors, and all of our current directors and executive officers as a group beneficially owned as of January 16, 2004 the number of shares of Common Stock set forth in the table below. The information on beneficial ownership in the table and related footnotes is based upon data furnished to us by, or on behalf of, the persons referred to in the table. Unless otherwise indicated in the footnotes to the table, each person named has sole voting power and sole investment power with respect to the shares included in the table.

	Beneficial Ownership of Common Stock
Name	Number of Shares		Percentage Outstanding (1)
Robert Varakian	18,750	(2)	*
Eric Bescoby	50,250	(3)	1.2%
Stephen G. Marble	4,500	(2)	*
Kevin J. Calhoun	1,750	(2)	*
C. Deryl Couch	1,750	(2)	*
C. Daryl Hollis	1,500	(2)	*
Michael H. Kalb	1,750	(2)	*
Rodger R. Krouse	3,475,811	(4)	67.3%
Marc J. Leder	3,475,811	(4)	67.3%
George R. Rea	3,750	(5)	*
Patrick J. Sullivan	1,750	(2)	*
Clarence E. Terry	1,750	(2)	*
All current directors and executive officers as a group (11 persons) (6)	3,506,061	(7)	67.5%

*	Less than 1%.

(1)	Based on 4,305,273 shares outstanding as of January 16, 2004.

(2)	Represents shares purchasable through the exercise of options, which are immediately exercisable. Each of Messrs. Calhoun, Couch, Kalb, Krouse, Leder, and Terry holds the above-indicated shares on behalf of Sun Capital Advisors II, LP, a Delaware limited Partnership (“Advisors”), and therefore disclaims beneficial ownership of such shares.

(3)	Includes 50,000 shares purchasable through the exercise of options, which are immediately exercisable.

(4)

Includes (i) 1,750 shares purchasable through the exercise of options held by each of Messrs. Calhoun, Couch, Kalb, Krouse, Leder and Terry, which are immediately exercisable, and with respect to which they are nominal holders only (See Note 2, above) and (ii) 3,465,311 shares which may be deemed beneficially owned within the meaning of Rule 13d-3 of the Exchange Act by Messrs. Leder and Krouse and also by Sun Catalina, Sun Capital Partners II, LP, a Delaware limited partnership (“Partners LP”), Advisors, and Sun Capital Partners, LLC, a Delaware limited liability company (“Partners LLC”). Messrs. Leder and Krouse may each be deemed to control Sun Catalina, Partners LP, Advisors and Partners LLC, as Messrs. Leder and

Krouse each own 50% of the membership interests in Partners LLC, which in turn is the general partner of Advisors, which in turn is the general partner of Partners LP, which in turn owns 100% of the membership interests of Sun Catalina. Partners LP, Advisors, Partners LLC, and Messrs. Leder and Krouse have shared voting and investment power over these shares. Included in the 3,465,311 shares are: (i) 847,188 shares issuable pursuant to an immediately-exercisable warrant; and (ii) 44,560 shares, 93,649 shares and 400 shares owned by Robert Hersh, Nathan Katz and David W. Sasnett, respectively, all of whom are former executives of the Company, all of which shares Sun Catalina has the power to vote pursuant to irrevocable proxies. Except as to such shared voting power, Sun Catalina, Partners LP, Advisors, Partners LLC, and Messrs. Leder and Krouse disclaim beneficial ownership of these shares.

(5)	Includes 1,750 shares purchasable through the exercise of options, which are immediately exercisable.

(6)	The group consists of the 10 current directors (including Mr. Varakian) and Stephen G. Marble, who is our acting chief financial officer.

(7)	Consists of (i) 3,465,311 shares over which Messrs. Leder and Krouse have shared voting and/or investment power, (ii) 2,000 shares owned by Mr. Rea, and (iii) 38,750 shares purchasable through the exercise of options, which are immediately exercisable.

Other Beneficial Owners

The following table sets forth information with respect to each other shareholder known to us to be the beneficial owner of more than 5% of the outstanding Common Stock as of January 16, 2004:

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Number of Shares		Percentage Outstanding (1)
Sun Catalina Holdings, LLC c/o Sun Capital Partners, Inc. 5200 Town Center Circle, Suite 470 Boca Raton, Florida 33486	3,475,811	(2)	67.3%

Sun Capital Partners II, LP c/o Sun Capital Partners, Inc. 5200 Town Center Circle, Suite 470 Boca Raton, Florida 33486	3,475,811	(2)	67.3%

Sun Capital Advisors II, LP c/o Sun Capital Partners, Inc. 5200 Town Center Circle, Suite 470 Boca Raton, Florida 33486	3,475,811	(2)	67.3%

Sun Capital Partners, LLC c/o Sun Capital Partners, Inc. 5200 Town Center Circle, Suite 470 Boca Raton, Florida 33486	3,475,811	(2)	67.3%

SunTrust Banks, Inc. 303 Peachtree Street NE, 25th Floor Atlanta, Georgia 30308	543,397	(3)	11.7%

(1)	Based on 4,305,273 shares outstanding as of January 16, 2004.

(2)	Please see Note 4 to the table above.

(3)	Includes 358,554 shares issuable pursuant to an immediately-exercisable warrant.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2003, Messrs. Calhoun, Rea, and Terry served on our Compensation and Stock Option Committee. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation and Stock Option Committee.

Compensation of Directors

We reimburse our directors for travel and lodging expenses in connection with attendance at Board and committee meetings. All of our directors are eligible to receive options under our Stock Incentive Plan.

In October 2003, we granted options to purchase 5,000 shares of Common Stock to each of our directors in consideration for their continuing Board service. The exercise price of all such options is the fair market value on the date of grant. These options vest over a four-year period and expire 10 years from the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and reports of changes in ownership of the Common Stock and our other equity securities. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. We believe that all required reports for Fiscal 2003 have been timely filed.

Compensation of Executive Officers

The following table sets forth the compensation received for services rendered to us by: (i) the individuals who served as our chief executive officer during Fiscal 2003 and (ii) the individual who served as our chief financial officer as of the end of Fiscal 2003.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation		Long-Term Compensation Awards		All Other Compensation ($)
		Salary ($)	Bonus ($)	Securities Underlying Options (#)
Robert Varakian (1) President and Chief Executive Officer	2003 2002 2001	215,753 — —	100,000 — —	75,000 — —	(2)	14,385 — —	(3)

Eric Bescoby (4) Former Chief Executive Officer	2003 2002 2001	41,781 225,000 38,219	20,833 263,250 28,125	5,000 101,000 —	(5) (6)	— 519 —	(7)

Stephen G. Marble (8) Acting Chief Financial Officer and Secretary	2003 2002 2001	128,369 90,625 —	— 4,876 —	12,000 3,000 —	(9) (9)	— — —

(1)	Mr. Varakian became our president and chief executive officer on November 19, 2002.

(2)	The 75,000 options were all granted on November 21, 2002. 5,000 of the options were granted in connection with Mr. Varakian joining our Board. Please see Option Grants During Fiscal 2003 below.

(3)	Represents relocation expenses.

(4)	Mr. Bescoby became our chief executive officer on July 31, 2001, and resigned from that position in November 2002.

(5)	5,000 options were granted to Mr. Bescoby in connection with his service on our Board. Upon Mr. Bescoby’s resignation, these 5,000 options were forfeited.

(6)	Includes 1,000 options granted to Mr. Bescoby in connection with his service on our Board. In connection with Mr. Bescoby’s resignation, 50,750 of these options were forfeited and the terms of the remaining unexercised 50,000 options were amended.

(7)	Represents a matching contribution to our 401(k) plan.

(8)	Effective as of November 1, 2002, Mr. Marble became our chief financial officer. Effective as of January 1, 2004, Mr. Marble resigned from that position and became a vice president of Sun Capital Partners, Inc., a private investment firm and an affiliate of Sun Catalina, our majority shareholder. Mr. Marble has been appointed by the Board as our acting Chief Financial Officer and Secretary.

(9)	In connection with Mr. Marble’s resignation, 6,750 options were forfeited and the terms of the remaining 8,250 options were amended.

Option Grants

The following table sets forth certain information regarding options granted during Fiscal 2003 to the individuals named in the Summary Compensation Table. No stock appreciation rights were granted during Fiscal 2003.

Option Grants During Fiscal 2003

Name (1)	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year 2003 (2)		Exercise Price Per Share			Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (3)
									5%		10%
Robert Varakian	50,000 10,000 10,000 5,000		21.4 4.3 4.3 2.1	% % % %	$ $ $ $	8.29 15.00 25.00 10.60	(4)	11/21/12 11/21/12 11/21/12 11/21/12	$ $ $	448,939 22,663 — 33,331	$ $ $ $	960,309 124,937 24,937 84,468

Eric Bescoby	2,500 2,500	(5) (5)	1.1 1.1	% %	$ $	7.23 8.00		10/23/12 11/06/12	$ $	11,367 12,578	$ $	28,807 31,875

Stephen G. Marble	2,000 10,000	(6) (7)	0.9 4.3	% %	$ $	7.23 7.80		10/23/12 11/04/12	$ $	9,094 49,054	$ $	23,046 124,312

(1)	Please see the Summary Compensation Table for titles of the persons named in the table.

(2)	Based on 233,750 options granted to all employees in Fiscal 2003.

(3)	The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the SEC. We cannot assure you that the actual stock price will appreciate over the ten-year option term at the 5% or 10% levels or at any other rate.

(4)	The exercise price per share was less than the market price of the underlying Common Stock on the date of grant which was $10.60. Accordingly, the value at grant date market price was $115,500.

(5)	These options were forfeited upon Mr. Bescoby’s resignation from the Board in November 2002.

(6)	In connection with Mr. Marble’s resignation, 1,000 of these options were forfeited and the terms of the remaining 1,000 options were amended.

(7)	In connection with Mr. Marble’s resignation, 5,000 of these options were forfeited and the terms of the remaining 5,000 options were amended.

Option	Exercises and Holdings

The following table sets forth information concerning options exercised during Fiscal 2003 and the shares of Common Stock represented by outstanding stock options held as of September 30, 2003 by each of the individuals named in the Summary Compensation Table.

Option Exercises in Fiscal 2003 and Fiscal Year End Option Values

Name (1)	Shares Acquired on Exercise (#)	Value Realized (2)	Number of Securities Underlying Options at Fiscal Year End			Value of Unexercised In-The-Money Options at Fiscal Year End (3)
			Exercisable	Unexercisable		Exercisable	Unexercisable
Robert Varakian	—	—	—	75,000		—	$193,175
Eric Bescoby	250	$1,993	50,000	—		$303,300	—
Stephen G. Marble	—	—	750	14,250	(4)	$7,695	$74,745

(1)	Please see the Summary Compensation Table for titles of the persons named in the table.

(2)	The value realized is computed by multiplying the difference between the exercise price of the stock option and the market price of the Common Stock on the date of exercise by the number of shares of Common Stock with respect to which the option was exercised.

(3)	Based on the closing price per share of our common stock on the Nasdaq National Market on September 30, 2003 of $12.01, minus the exercise price per share, multiplied by the number of shares of Common Stock underlying the option.

(4)	In connection with Mr. Marble’s resignation, 6,750 of these options were forfeited.

Equity Compensation Plan Information

The following table provides information, as of the end of Fiscal 2003, with respect to all of our compensation plans under which equity securities are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	630,267		$7.41	139,200
Equity compensation plans not approved by security holders	60,800	(1)	$21.31	—
Total	691,067		$8.64	139,200

(1)	Includes 12,000 options granted under our broad based stock option plan and 48,800 non-qualified options granted pursuant to individual compensation arrangements.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Effective December 1, 2002, we entered into a two-year consulting agreement with Mr. Bescoby, who served as our Chief Executive Officer from July 2001 through November 2002. We also amended the terms of the stock options previously granted to Mr. Bescoby and as a result will incur compensation expense of approximately $295,000 during the term of the consulting agreement. The Company recorded compensation expense of $124,000 for the year ended September 30, 2003 pursuant to the consulting agreement.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

OF THE BOARD OF DIRECTORS

The Compensation and Stock Option Committee (the “Committee”) was responsible for developing the Company’s executive compensation strategy and for administering the policies and programs that implement this strategy during the fiscal year ended September 30, 2003 (“Fiscal 2003”). The Committee also reviews and approves the compensation of the Company’s executive officers each year.

The goals of the Company’s compensation program are to align compensation with business objectives and performance, to enable the Company to attract, retain, and reward executive officers, and to motivate those officers to enhance long-term shareholder value. To meet these goals, we use a mix of the compensation elements of salary, bonus, and stock options.

Our decisions regarding base salary and bonuses during Fiscal 2003 were based upon our determinations regarding individual experience and capabilities, performance issues specific to the executive officer’s particular responsibilities and salaries paid by other companies for comparable positions.

We granted stock options to certain of our executive officers in Fiscal 2003. Factors considered in determining the size of option grants included the salary, role, and performance level of each recipient. Our philosophy is to use stock option grants to the Company’s executive officers to align their interests with those of our shareholders.

We used the same procedures described above in setting the annual salary, bonus, and stock option awards for Robert Varakian and Eric Bescoby, each of whom served as the Company’s Chief Executive Officer during Fiscal 2003. The determination of Messrs. Bescoby’s and Varakian’s compensation in Fiscal 2003 was based on the philosophy of providing a competitive level of compensation consistent with responsibilities and experience as well as the Company’s business performance goals. Messrs. Bescoby’s and Varakian’s bonuses reflect our recognition of the critical contributions they made to the strategic development and leadership of the Company.

We have considered the potential impact of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of $1,000,000 paid to any of the named executive officers, which is not “performance-based” in accordance with certain requirements. To the extent possible, we intend to preserve the federal income tax deductibility with respect to compensation paid to each of the named executive officers.

CLARENCE E. TERRY, CHAIRMAN
KEVIN J. CALHOUN		GEORGE R. REA

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is responsible for overseeing and reviewing the Company’s financial reporting process on behalf of the Board. In addition, the Audit Committee selects the Company’s independent auditors.

Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Our responsibility is to monitor and review these processes.

In this context, we met and held discussions with management and Grant Thornton LLP, the Company’s independent auditors. Management represented to us that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the audited financial statements with management and with the independent auditors. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, we have discussed with the independent auditors their independence from the Company and its management and have received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

We also discussed with the Company’s independent auditors the overall scope and plans for their audits. We meet with the independent auditors, with and without management, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on our discussions with management and the independent auditors and our review of the representations of management and the report of the independent auditors, we recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended September 30, 2003 which was filed with the Securities and Exchange Commission.

C. DARYL HOLLIS, CHAIRMAN
GEORGE R. REA		PATRICK J. SULLIVAN

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Grant Thornton served as our independent accountants for Fiscal 2003. A representative of Grant Thornton is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Grant Thornton for professional services rendered to us for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and the audit of the Company’s annual financial statements for Fiscal 2003 included in our Annual Report on Form 10-K were approximately $460,000.

Financial Information Systems Design and Implementation Fees

We did not engage Grant Thornton to provide advice to us regarding financial information systems design and implementation during Fiscal 2003.

All Other Fees

The aggregate fees billed by Grant Thornton for services rendered to the Company in Fiscal 2003, other than the services described above under “Audit Fees”, were approximately $163,000. Such other services consisted of tax advice, the audit of the Company’s 401(k) plan and other miscellaneous services.

After considering the provision of services encompassed within the above disclosures about fees (under the captions “Financial Information Systems Design and Implementation Fees” and “All Other fees”), the Audit Committee has determined that the provision of such services was and is compatible with maintaining Grant Thornton’s independence.

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following line graph compares the cumulative total return of our Common Stock to the total return index for the Standard & Poor’s 500 Index, a Peer Group Index of six stocks for the five-year period from September 30, 1998 through September 30, 2003. The graph assumes $100 invested at the beginning of the period and reinvestment of dividends, if any.

The Peer Group Index consists of Applica Inc., Craftmade International, Inc., Genlyte Group, Inc., Helen of Troy Corporation, Juno Lighting, Inc., and Thomas Industries, Inc. The companies included as part of the Peer Group Index were selected on the basis of the similarity of such companies to us, considering such factors as products sold, sourcing of products, distribution channels and the industry within which such companies operate.

The comparisons shown in the graph are based on historical data. We caution that the stock price performance shown is not indicative of, nor intended to forecast, the potential future performance of our Common Stock. The information used in the graph was obtained from Research Data Group, Inc., a source we believe to be reliable, but we are not responsible for any errors or omissions in such information.

Comparison of Cumulative Total Return Among the Company,

the S&P 500 Index, and a Peer Group Index

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement or future filings made by us under those statutes, the Report of the Compensation and Stock Option Committee, the Report of the Audit Committee, and the Shareholder Return Performance Graph shall not be deemed to be filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our majority shareholder, Sun Catalina, is an affiliate of Sun Capital Partners, Inc., by whom six of our directors (Messrs. Calhoun, Couch, Kalb, Krouse, Leder, and Terry) and our acting Chief Financial Officer are employed.

On December 19, 2003, we entered into a new asset-based credit facility with a syndicate of lenders to refinance our existing indebtedness under our $75 million credit facility. The Company owes a $450,000 investment banking fee to an affiliate of Sun Capital Partners, Inc., an affiliate of our majority shareholder, for services provided in connection with the refinancing. This fee will be paid in equal installments on April 1, 2004 and June 1, 2004, subject to certain minimum levels of availability as set forth in the credit facility.

In addition, we are party to a ten-year agreement, which commenced July 23, 2001, with an affiliate of Sun Catalina to provide management services to us at an annual fee of $500,000, payable quarterly.

OTHER MATTERS

At the time of the mailing of this Proxy Statement, we do not expect any business other than that set forth above to come before the Annual Meeting or any adjournment thereof. Should any matters properly come before the Annual Meeting or any adjournment thereof, the proxy holders will vote on these matters according to their discretion and best judgment.

EXPENSES OF SOLICITATION

We will bear the cost of solicitation of proxies for the Annual Meeting. We will make solicitations primarily by mail or by facsimile, but our regular employees may solicit proxies personally or by telephone. We will ask brokerage houses and other nominees, custodians and fiduciaries to forward proxy soliciting material and our Annual Report to the beneficial owners of the shares of our Common Stock held of record by them, and we will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so.

2005 SHAREHOLDER PROPOSALS

If you would like to submit a proposal for the 2005 Annual Meeting of Shareholders, it must be received by the Secretary of the Company at 18191 N.W. 68th Avenue, Miami, Florida 33015, at any time prior to October 1, 2004 and must otherwise comply with Rule 14a-8 under the Exchange Act, in order to be eligible for inclusion in our proxy statement for that meeting.

Our Bylaws provide that advance notice of nominations of persons for election to the Board or the proposal of business to be considered by the shareholders generally must be given to the Secretary of the Company not less than 120 days prior to the first anniversary of the date of the mailing of materials regarding the prior year’s annual meeting, which mailing date is identified above in this Proxy Statement under the heading “General Information”, unless the date of the next annual meeting changes by more than 30 days from the date of this Annual Meeting. If the date of the next annual meeting changes by more than 30 days from the date of this Annual Meeting, such proposal or nomination must be delivered not later than the close of business on the later of the 120th day preceding the next annual meeting or the 10th day after the public announcement of the date for the next annual meeting.

To be in proper form, a shareholder’s notice must set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, (B) the number of shares of Common Stock which are owned (beneficially or of record) by such shareholder and such beneficial owner, (C) a description of all arrangements or understandings between such shareholder and such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder and of such beneficial owner in such business, and (D) a representation that such shareholder or its agent or designee intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

By Order of the Board of Directors,

/s/ STEPHEN G. MARBLE

Acting Chief Financial Officer

    and Secretary

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES.				THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION.
					FOR	AGAINST	ABSTAIN
Proposal 1: Election of the following nominees to the Board of Directors:				Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending September 30, 2004.	☐	☐	☐
FOR	AUTHORITY WITHHELD FOR ALL NOMINEES	01 Kevin J. Calhoun 02 C. Deryl Couch	06 Marc J. Leder 07 George R. Rea
☐	☐	03 C. Daryl Hollis 04 Michael H. Kalb 05 Rodger R. Krouse	08 Patrick J. Sullivan 09 Clarence E. Terry 10 Robert Varakian

Authority withheld for the following only: (write the name(s) of the nominee(s) on the line below)

In their discretion, the Proxy holders are authorized to vote upon such other matters as may properly come before the meeting.

Please disregard if you have previously provided your consent.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature(s)	Signature(s)	Dated:	2004

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please sign full title as such. If a corporation, then please sign in full corporate name as president or other authorized officer. If a partnership, then please sign in partnership name by authorized person.

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CATALINA LIGHTING, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Shareholders

February 26, 2004

The undersigned shareholder of Catalina Lighting, Inc. (the “Company”) hereby appoints Robert Varakian and Jose Alvarez, and each of them singly, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to represent the undersigned and vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held on Thursday, February 26, 2004, at 11:00 a.m. (local time), at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida 33486, and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES SPECIFIED IN PROPOSAL 1 AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS SPECIFIED IN PROPOSAL 2. THIS PROXY ALSO WILL BE VOTED IN THE DISCRETION OF THE HOLDERS HEREOF UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(Continued and to be signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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